BERGIO INTERNATIONAL, INC.

2011 INCENTIVE STOCK AND AWARD PLAN

1. Purpose of the Plan.

(a) This 2011 Incentive Stock and Award Plan (the “Plan”) is intended as an incentive to retain in the employ of, and as directors, officers, consultants, attorneys, advisors and employees to, Bergio International, Inc., a Delaware corporation (the “Company”), and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, attorneys, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

(b) It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

(c) The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2. Administration of the Plan.

(a) The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of one (1) director. The Committee, subject to Sections 3, 5 and 6 hereof, shall have full power and authority to designate recipients of Options and restricted stock (“Restricted Stock”) and to determine the terms and conditions of the respective Option and Restricted Stock agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

(b) Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options and Restricted Stock granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options or Restricted Stock granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options or Restricted Stock. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority of the Committee at a meeting duly held for such purpose. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

(c) In the event that for any reason the Committee is unable to act or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3. Designation of Optionees and Grantees.

(a) The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) or Restricted Stock (the “Grantees” and together with Optionees, the “Participants”) shall include directors, officers and employees of, and consultants, attorneys and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each Option or award of Restricted Stock granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option or Restricted Stock hereunder may be granted an additional Option or Options, or Restricted Stock if the Committee shall so determine.

(b) In the absence of any date specified for grant, the Committee’s grant of Options or award of Restricted Stock shall be deemed to have been made effective on the first business day of each March, June, September or December of any calendar year, or on such other pre-determined dates as maybe set by the Committee (the “Pre-Determined Grant Dates”). Notwithstanding the foregoing, the Committee may grant Options or award restricted Stock to any employee, officer, director, consultant, attorney or advisor to the Company as an inducement to such person, in consideration for such person to enter into any agreement or to provide to the Company, for prior services rendered, or for any other reason determined by the Committee for award, in its sole discretion other than on a Pre-Determined Grant Date.

4. Stock Reserved for the Plan. Subject to adjustment as provided in Section 8 hereof, a total of thirty five million (200,000,000) shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan. The maximum number of shares of Stock that may be subject to Options shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of any Option or Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or Restricted Stock may be subject to future Options or Restricted Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

5. Terms and Conditions of Options. Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 8 below. “Fair Market Value” means the closing price on the final trading day immediately prior to the grant of the Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market, OTC Markets or OTC Bulletin Board (if the shares of Stock are regularly quoted on the NASDAQ Stock Market, OTC Markets or OTC Bulletin Board, as the case may be), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed;

(b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five (5) years after the date such Incentive Option is granted; and

(c) Exercisability. (i) Subject to Section 5(i) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options shall vest and become exercisable in equal amounts on each fiscal year of the Company through the five (5) year anniversary of the date of grant; and provided further that no Options shall be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act, and related rules, shall be satisfied if such limitation shall be required for continued validity of the exemption provided under Rule 16b-3(d)(3).

(ii) Upon the occurrence of a Change in Control (as defined below), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

(iii) For purposes of the Plan, unless otherwise defined in an employment agreement between the Company and the applicable Optionee, a “Change in Control” shall be deemed to have occurred if:

(A) a tender offer (or series of related offers) shall be made and consummated for the ownership of fifty percent (50%) or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(B) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(C) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than fifty percent (50%) of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(D) a Person (as defined below) shall acquire fifty percent (50%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

(iv) Notwithstanding Section 5(c)(iii) above, if Change of Control is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Change of Control shall have the meaning ascribed to it in such employment agreement.

(v) For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d) Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f) Termination by Death. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, until the one (1) year anniversary of the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.

(g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter. “Disability” shall mean an Optionee’s total and permanent disability; provided that if Disability is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Disability shall have the meaning ascribed to it in such employment agreement.

(h) Termination by Reason of Retirement. (i) Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter.

(ii) For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(i) Other Terminations. Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary is terminated by such Optionee for any reason other than death, Disability or Normal or Early Retirement, and except as provided in Section 5(i)(ii) and (iii) below, the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the balance of such Option’s term, which ever period is shorter. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

(i) In the event that the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary for Cause (as defined below) any unexercised portion of any Option shall immediately terminate in its entirety. For purposes hereof, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Cause” shall exist upon in the event such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Subsidiary of the Company, has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or any Subsidiary of the Company or has been accused or convicted of a felony under any state or federal statute; provided, however, that it is specifically understood that Cause shall not include any act of commission or omission in the good faith exercise of such Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company. Notwithstanding the foregoing, if Cause is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Cause shall have the meaning ascribed to it in such employment agreement.

(ii) In the event that an Optionee is removed as a director, officer or employee by the Company at any time other than for Cause or resigns as a director, officer or employee for Good Reason (as defined below), the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director, officer or employee. Such Option may be exercised at any time within one (1) year after the date the Optionee ceases to be a director, officer or employee (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof), or the date on which the Option otherwise expires by its terms; whichever period is shorter, at which time the Option shall terminate; provided, however, if the Optionee dies before the Options terminate and are no longer exercisable, the terms and provisions of Section 5(f) shall control. For purposes of this Section 5(i), and unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Good Reason” shall exist upon the occurrence of the following:

(A) the assignment to Optionee of any duties materially inconsistent with the position in the Company that Optionee held immediately prior to the assignment; or

(B) a Change of Control resulting in a significant adverse alteration in the status or conditions of Optionee’s participation with the Company or other nature of Optionee’s responsibilities from those in effect prior to such Change of Control, including, without limitation, any significant alteration in Optionee’s responsibilities immediately prior to such Change in Control.

(iii) Notwithstanding the foregoing, if Good Reason is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Good Reason shall have the meaning ascribed to it in such employment agreement.

(j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

6. Terms and Conditions of Restricted Stock. Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Grantee rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(d) below.

(b) Issuance of Certificates. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c) Delivery of Certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d) Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock,

(e) Change of Control. Upon the occurrence of a Change in Control as defined in Section 5(c)(iii) above, the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee in its sole discretion.

(f) Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

7. Term of Plan. No Option or award of Restricted Stock shall be granted pursuant to the Plan on or after the date which is ten (10) years from the effective date of the Plan, but Options and awards of Restricted Stock theretofore granted may extend beyond that date.

8. Capital Change of the Company.

(a) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock granted under the Plan.

(b) The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.

9. Purchase for Investment/Conditions. Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options or Restricted Stock under the Plan may be required by the Company to give a representation in writing that such person is acquiring the securities for such person’s own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Options or Restricted Stock as shall be determined by the Committee at the time of award.

10. Taxes.

(a) The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options or Restricted Stock granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b) If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

(c) If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

11. Effective Date of Plan. The Plan shall be effective on May 9, 2011; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company’s stockholders no later than May 9, 2012, and further, that in the event certain Option grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to stockholder approval set forth in Section 162(m) of the Code are satisfied.

12. Amendment and Termination. (a) The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option or Restricted Stock theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company, would:

(i) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 8;

(ii) materially increase the benefits accruing to the Participants under the Plan;

(iii)	materially modify the requirements as to eligibility for participation in the Plan;

(iv) decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof;

(v) extend the term of any Option beyond that provided for in Section 5(b); or

(vi) except as otherwise provided in Sections 5(d) and 8 hereof, reduce the exercise price of outstanding Options or effect repricing through cancellations and re-grants of new Options.

(b) Subject to the forgoing, the Committee may amend the terms of any Option theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Optionee without the Optionee’s consent.

(c) It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly. The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

13. Government Regulations. The Plan, and the grant and exercise of Options or Restricted Stock hereunder, and the obligation of the Company to sell and deliver shares under such Options and Restricted Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

14. General Provisions.

(a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b) Employment Matters. Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants, attorneys or advisors at any time.

(c) Limitation of Liability. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

(e) Transferability in accordance with SEC Release No. 33-7646 entitled “Registration of Securities on Form S-8,” as effective April 7, 1999. Notwithstanding anything to the contrary as may be contained in this Plan regarding rights as to transferability or lack thereof, all options granted hereunder may and shall be transferable to the extent permitted in accordance with SEC Release No. 33-7646 entitled “Registration of Securities on Form S-8,” as effective April 7, 1999, and in particular in accordance with that portion of such Release which expands Form S-8 to include stock option exercised by family members so that the rules governing the use of Form S-8 (i) do not impede legitimate intra-family transfer of options and (ii) may facilitate transfer for estate planning purposes, all as more specifically defined in Article III, Sections A and B thereto, the contents of which are herewith incorporated by reference.

15. Non-Uniform Determinations. The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (ii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.

16. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable federal law.

Exhibit 10.2

BERGIO INTERNATIONAL, INC.

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

EMPLOYEE

THIS STOCK OPTION AGREEMENT (the “Agreement”) entered into as of the [●] day of [●] 20[●] by and between Bergio International, Inc. (the “Company”) and [●] (the “Optionee”).

WHEREAS, pursuant to the authority of the Board of Directors (the “Board”), the Company has granted the Optionee the right to purchase common stock, $.001 par value per share (“Common Stock”), of the Company pursuant to stock options granted under an equity incentive plan approved by the Board (the “Plan”).

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Non-Qualified Options. The Company hereby irrevocably grants to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of an aggregate of [●] shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth. The Common Stock shall be unregistered under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company voluntarily files a registration statement covering such shares Common Stock with the Securities and Exchange Commission. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Price. The exercise price of the shares of Common Stock subject to the Options granted hereunder shall be $[●] per share.

3. Vesting.

(a) The Options shall vest [quarterly] [annual] over a [●] year period, subject to the Optionee continuing to perform services for the Company in the capacity in which the grant was received on each applicable vesting date. In lieu of fractional vesting, the number of Options shall be rounded up each time until fractional Options are eliminated.

(b) Subject to Sections 3(c) and 4 of this Agreement, Options may be exercised by providing to the Company the Notice of Option Exercise in the form attached hereto as Exhibit A after vesting, and remain exercisable until 5:30 p.m. New York time on the date that is the tenth (10th) year anniversary of the date of this Agreement.

(c) However, notwithstanding any other provision of this Agreement, at the option of the Board in its sole and absolute discretion, all Options shall be immediately forfeited in the event any of the following events occur:

(i) The termination of the Optionee's employment with the Company for Cause or without Good Reason, as such terms are defined in the employment agreement of such Optionee, or if such term or terms is not defined in the employment agreement or there is not an employment agreement, as defined by the 2011 Incentive Stock and Award Plan of the Company;

(ii) The Optionee purchases or sells securities of the Company without written authorization in accordance with the Company’s insider trading policy then in effect, if any;

(iii) The Optionee (A) discloses, publishes or authorizes anyone else to use, disclose or publish, without the prior written consent of the Company, any proprietary or confidential information of the Company, including, without limitation, any information relating to existing or potential customers, business methods, financial information, trade or industry practices, sales and marketing strategies, employee information, vendor lists, business strategies, intellectual property, trade secrets or any other proprietary or confidential information or (B) directly or indirectly uses any such proprietary or confidential information for the individual benefit of the Optionee or the benefit of a third party;

(iv) During the term of employment and for a period of two (2) years thereafter, the Optionee disrupts or damages, impairs or interferes with the business of the Company or its Affiliates by recruiting, soliciting or otherwise inducing any of their respective employees to enter into employment or other relationship with any other business entity, or terminate or materially diminish their relationship with the Company or its Affiliates, as applicable;

(v) During the term of employment and for a period of one (1) year thereafter, the Optionee solicits or directs business of any person or entity who is (A) a customer of the Company or its Affiliates at any time or (B) solicited to be a “prospective customer” of the Company or its Affiliates, in any case either for such Optionee or for any other person or entity. For purposes of this clause (v), “prospective customer” means a person or entity that contacted, or is contacted by, the Company or its Affiliates regarding the provision of services to or on behalf of such person or entity; provided that the Optionee has actual knowledge of such prospective customer;

(vi) The Optionee fails to reasonably cooperate to effect a smooth transition of the Optionee’s duties and to ensure that the Company is apprised of the status of all matters the Optionee is handling or is unavailable for consultation after termination of employment of the Optionee if such availability is a condition of any agreement to which the Company and the Optionee are parties;

(vii) The Optionee fails to assign all of such Optionee’s rights, title and interest in and to any and all ideas, inventions, formulas, source codes, techniques, processes, concepts, systems, programs, software, computer data bases, trademarks, service marks, brand names, trade names, compilations, documents, data, notes, designs, drawings, technical data and/or training materials, including improvements thereto or derivatives therefrom, whether or not patentable or subject to copyright or trademark or trade secret protection, developed and produced by the Optionee used or intended for use by or on behalf of the Company or the Company’s clients;

(viii) The Optionee acts in a disloyal manner to the Company, such as making comments, whether oral or in writing, that tend to disparage or injure (i) the reputation or business of the Company or its Affiliates, or is likely to result in discredit to, or loss of business, reputation or goodwill of, the Company or its Affiliates or (ii) its directors, officers or stockholders; or

(ix) A finding by the Board that the Optionee has acted against the interests of the Company or in a manner that has or may have a detrimental effect on the Company.

(d) For purposes of this Agreement, “Affiliate” means with respect to a person or entity, any other person or entity controlled by, in control of or under common control with such person or entity, and “controlled,” “controlled by,” and “under common control with” shall mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise) of a person or entity.

4. Termination of Relationship.

(a) If for any reason, except death as provided below, the Board has deemed that the Optionee has ceased to perform the services for which the Options were granted, all unvested options shall be automatically and irrefutably forfeited effective ninety (90) days from the date the Optionee ceases to perform such services, except as otherwise provided herein.

(b) If the Optionee shall die while performing services for the Company, such Optionee’s estate or any Transferee (as defined hereinafter) shall have the right until the one (1) year anniversary of the date of death to exercise the Optionee’s vested Options, subject to Section 3(c) hereof. For the purpose of this Agreement, “Transferee” shall mean an individual to whom such Optionee’s vested Options are transferred by will or by the laws of descent and distribution.

5. Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 3(c) of this Agreement occur prior to the one (1) year anniversary of the last date the Optionee performed services for which the Options were granted (the “Termination Date”), all profits earned from the sale of the Company’s securities, including the sale of shares of Common Stock underlying the Options, during the two (2) year period commencing one (1) year prior to the Termination Date shall be forfeited and forthwith paid by the Optionee to the Company (and a copy of the documentation of the sale, including, without limitation, the purchase price therefor shall be provided to the Company) within ten (10) days after the Optionee receives written demand from the Company for such payment. Further, in such event, the Company may at its option redeem shares of Common Stock acquired upon exercise of the Options by payment of the exercise price to the Optionee. The Company’s rights under this Section 5 do not lapse one year from the Termination Date, but are a contract right subject to any appropriate statutory limitation period.

6. Transfer. No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

7. Method of Exercise. The Options shall be exercisable by a written notice which shall:

(a) state the election to exercise the Options, the number of shares to be exercised, the natural person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and such person’s address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

(b) contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as set forth in Section 11 hereof;

(c) be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options; and

(d) be accompanied by full payment of the purchase or exercise price in United States dollars in cash or by bank or cashier's check, certified check or money order.

The certificate or certificates for shares of Common Stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

8. Sale of Shares Acquired Upon Exercise of Options. If the Optionee is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”), any shares of the Company’s Common Stock acquired pursuant to Options granted hereunder cannot be sold by the Optionee, subject to Rule 144 promulgated under the Securities Act, until at least six (6) months elapse from the date of grant of the Options, except in the case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

9. Adjustments. Upon the occurrence of any of the following events, the Optionee’s rights with respect to Options granted to such Optionee hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Optionee and the Company relating to such Options:

(a) If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares, respectively, or if the Company shall issue any shares of its Common Stock as a stock dividend on its outstanding shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of the Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share to reflect such subdivision, combination or stock dividend, as applicable;

(b) If the Company is to be consolidated with or acquired by another entity pursuant to an acquisition, the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock of the Company in connection with such acquisition or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value, as calculated in accordance with the Plan (the “Fair Market Value”) of the shares of Common Stock subject to such Options over the exercise price thereof;

(c) In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 9(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Optionee upon exercising the Options shall be entitled to receive for the purchase price paid upon such exercise, the securities such Optionee would have received if such Optionee had exercised such Optionee’s Options prior to such recapitalization or reorganization;

(d) Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company;

(e) No fractional shares shall be issued and the Optionee shall receive from the Company cash based on the Fair Market Value of the shares of Common Stock in lieu of such fractional shares; or

(f) The Board or the Successor Board shall determine the specific adjustments to be made under this Section 9, and its determination shall be conclusive. If the Optionee receives securities or cash in connection with a corporate transaction described in Section 9(a), (b) or (c) above as a result of owning such restricted Common Stock, such securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

10. Necessity to Become Holder of Record. Neither the Optionee, the Optionee’s estate, nor the Transferee have any rights as a shareholder with respect to any shares of Common Stock covered by the Options until such Optionee, estate or Transferee, as applicable, shall have become the holder of record of such shares of Common Stock. No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares of Common Stock for which the record date is prior to the date on which such Optionee, estate or Transferee, as applicable, shall become the holder of record thereof.

11. Conditions to Exercise of Options.

(a) In order to enable the Company to comply with the Securities Act and relevant state law, the Company may require the Optionee, the Optionee’s estate or any Transferee, as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Options are being acquired for such Optionee’s, estate’s or Transferee’s, as applicable, own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

(b) The Options are subject to the requirement that, if at any time the Board shall determine, in its sole and absolute discretion, that the listing, registration or qualification of the shares of Common Stock subject to the Options upon any securities exchange, quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of such shares of Common Stock under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

12. Duties of Company. The Company will at all times during the term of the Options:

(a) Reserve and keep available for issue such number of shares of its authorized and unissued shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement;

(b) Pay all original issue taxes with respect to the issue of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith; and

(c) Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

13. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

14. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties hereto are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York County, New York (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

15. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

16. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or by facsimile delivery as follows:

The Optionee: [●]

[●]

[●]

Facsimile: [●]

The Company:	Bergio International, Inc. 12 Daniel Road East Fairfield, NJ 07007 Facsimile: (212) 707-8180

with a copy (which shall not constitute notice) to:	Lucosky Brookman LLP 33 Wood Avenue South, 6th Floor Iselin, NJ 08830 Attn: Joseph M. Lucosky, Esq. Facsimile: (732) 395-4401

or to such other address as either of them, by notice to the other, may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

17. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled from the non-prevailing party to its reasonable attorneys’ fee, costs and expenses.

18. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance, shall be governed or interpreted according to the laws of the State of New York without regard to choice of law considerations.

19. Oral Evidence. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be made by facsimile signature, which shall be deemed to be an original.

21. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hand the day and year first above written.

BERGIO INTERNATIONAL, INC.

By: ___________________________________

Name: Berge Abajian

Title: Chief Executive Officer

OPTIONEE:

By: ___________________________________

Name: _________________________________

Title: __________________________________

Address: _______________________________

EXHIBIT A

FORM OF NOTICE OF OPTION EXERCISE

To: Bergio International, Inc. (the “Company”)

(1) The undersigned hereby elects to purchase __________ shares of Common Stock of the Company (the “Shares”) pursuant to the terms of the Option Agreement by and between the Company and the undersigned dated as of __________ ___, 20__, and tenders herewith payment of the exercise price in full as set forth below.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States in the form of a check made payable by the undersigned to the Company;

[ ] in lawful money of the United States in the form of a wire transfer to the account specified by the Company; or

[ ] in the form of shares of Common Stock pursuant to Section 5(d) of the Plan.

(3) Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

____________________________________

The Shares shall be delivered via overnight courier (with tracking information to be provided to the undersigned) to the following address:

_____________________________

_____________________________

_____________________________

Attn: ________________________

Tel: _________________________

OPTIONEE

__________________________________

Exhibit 10.3

BERGIO INTERNATIONAL, INC.

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

NON-EMPLOYEE

THIS STOCK OPTION AGREEMENT (the “Agreement”) entered into as of the [●] day of [●] 20[●] by and between Bergio International, Inc. (the “Company”) and [●] (the “Optionee”).

WHEREAS, pursuant to the authority of the Board of Directors (the “Board”), the Company has granted the Optionee the right to purchase common stock, $.001 par value per share (“Common Stock”), of the Company pursuant to stock options granted under an equity incentive plan approved by the Board (the “Plan”).

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Non-Qualified Options. The Company hereby irrevocably grants to the Optionee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option to purchase all or any part of an aggregate of [●] shares of authorized but unissued or treasury common stock of the Company (the “Options”) on the terms and conditions herein set forth. The Common Stock shall be unregistered under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company voluntarily files a registration statement covering such shares of Common Stock with the Securities and Exchange Commission. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Price. The exercise price of the shares of Common Stock subject to the Options granted hereunder shall be $[●] per share.

3. Vesting.

(a) The Options shall vest [quarterly] [annually] over a [●] year period, subject to the Optionee continuing to perform services for the Company in the capacity in which the grant was received on each applicable vesting date. In lieu of fractional vesting, the number of Options shall be rounded up each time until fractional Options are eliminated.

(b) Subject to Sections 3(c) and 4 of this Agreement, Options may be exercised by providing to the Company the Notice of Option Exercise in the form attached hereto as Exhibit A after vesting, and remain exercisable until 5:30 p.m. New York time on the date that is the fifth (5th) year anniversary of the date of this Agreement.

(c) However, notwithstanding any other provision of this Agreement, at the option of the Board in its sole and absolute discretion, all Options shall be immediately forfeited in the event any of the following events occur:

(i) The Optionee purchases or sells securities of the Company without written authorization in accordance with the Company’s insider trading policy then in effect, if any;

(ii) The Optionee (A) discloses, publishes or authorizes anyone else to use, disclose or publish, without the prior written consent of the Company, any proprietary or confidential information of the Company, including, without limitation, any information relating to existing or potential customers, business methods, financial information, trade or industry practices, sales and marketing strategies, employee information, vendor lists, business strategies, intellectual property, trade secrets or any other proprietary or confidential information or (B) directly or indirectly uses any such proprietary or confidential information for the individual benefit of the Optionee or the benefit of a third party;

(iii) Except as prior approved by the Board in writing or listed on Schedule I to this Agreement, the Optionee directly or indirectly owns, manages, controls or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as an officer, director, partner, consultant, independent contractor, agent, representative or otherwise, with any other person or entity that competes with the business of the Company or any of its Affiliates (as defined hereinafter) in any geographical area in which the Company or any of its Affiliates conducts its business or promotes its products or services; provided, however, that the ownership of not more than one percent (1%) of the stock of a company whose equity interests are publicly traded on a nationally recognized stock exchange or over-the-counter shall not be deemed a violation of this provision;

(iv) The Optionee disrupts or damages, impairs or interferes with the business of the Company or its Affiliates by recruiting, soliciting or otherwise inducing any of their respective employees to enter into employment or other relationship with any other business entity, or terminate or materially diminish their relationship with the Company or its Affiliates, as applicable; or

(v) The Optionee solicits or directs business of any person or entity who is (A) a customer of the Company or its Affiliates at any time or (B) solicited to be a “prospective customer” of the Company or its Affiliates, in any case either for such Optionee or for any other person or entity; provided that the Optionee has actual knowledge of such prospective customer. For purposes of this clause (v), “prospective customer” means a person or entity that contacted, or is contacted by, the Company or its Affiliates regarding the provision of services to or on behalf of such person or entity.

(d) For purposes of this Agreement, “Affiliate” means with respect to a person or entity, any other person or entity controlled by, in control of or under common control with such person or entity, and “controlled,” “controlled by,” and “under common control with” shall mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise) of a person or entity.

4. Termination of Relationship.

(a) If for any reason, except death as provided below, the Board has deemed that the Optionee has ceased to perform the services for which the Options were granted, all unvested options shall be automatically and irrefutably forfeited effective ninety (90) from the date the Board has deemed that the Optionee has ceased to perform such services, except as otherwise provided herein.

(b) If the Optionee shall die while performing services for the Company, such Optionee’s estate or any Transferee (as defined hereinafter) shall have the right until the one (1) year anniversary of the date of death to exercise the Optionee’s vested Options, subject to Section 3(c) hereof. For the purpose of this Agreement, “Transferee” shall mean an individual to whom such Optionee’s vested Options are transferred by will or by the laws of descent and distribution.

5. Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 3(c) of this Agreement occur prior to the one (1) year anniversary of the last date the Optionee performed services for which the Options were granted (the “Termination Date”), all profits earned from the sale of the Company’s securities, including the sale of shares of Common Stock underlying the Options, during the two (2) year period commencing one (1) year prior to the Termination Date shall be forfeited and forthwith paid by the Optionee to the Company (and a copy of the documentation of the sale, including, without limitation, the purchase price therefor shall be provided to the Company) within ten (10) days after the Optionee receives written demand from the Company for such payment. Further, in such event, the Company may at its option redeem shares of Common Stock acquired upon exercise of the Options by payment of the exercise price to the Optionee. The Company’s rights under this Section 5 do not lapse one year from the Termination Date, but are a contract right subject to any appropriate statutory limitation period.

6. Transfer. No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the estate and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

7. Method of Exercise. The Options shall be exercisable by a written notice which shall:

(a) state the election to exercise the Options, the number of shares to be exercised, the natural person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and such person’s address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

(b) contain such representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as set forth in Section 11 hereof;

) be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options; and

(d) be accompanied by full payment of the purchase or exercise price in United States dollars in cash or by bank or cashier's check, certified check or money order.

The certificate or certificates for shares of Common Stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

8. Sale of Shares Acquired Upon Exercise of Options. If the Optionee is an officer (as defined by Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”), any shares of the Company’s Common Stock acquired pursuant to Options granted hereunder cannot be sold by the Optionee, subject to Rule 144 promulgated under the Securities Act, until at least six (6) months elapse from the date of grant of the Options, except in the case of death or disability or if the grant was exempt from the short-swing profit provisions of Section 16(b).

9. Adjustments. Upon the occurrence of any of the following events, the Optionee’s rights with respect to Options granted to such Optionee hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Optionee and the Company relating to such Options:

(a) If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares, respectively, or if the Company shall issue any shares of its Common Stock as a stock dividend on its outstanding shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of the Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share to reflect such subdivision, combination or stock dividend, as applicable;

(b) If the Company is to be consolidated with or acquired by another entity pursuant to an acquisition, the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock of the Company in connection with such acquisition or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value, as calculated in accordance with the Plan (the “Fair Market Value”), of the shares of Common Stock subject to such Options over the exercise price thereof;

(c) In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 9(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Optionee upon exercising the Options shall be entitled to receive for the purchase price paid upon such exercise, the securities such Optionee would have received if such Optionee had exercised such Optionee’s Options prior to such recapitalization or reorganization;

(d) Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company;

(e) No fractional shares shall be issued and the Optionee shall receive from the Company cash based on the Fair Market Value of the shares of Common Stock in lieu of such fractional shares; or

(f) The Board or the Successor Board shall determine the specific adjustments to be made under this Section 9, and its determination shall be conclusive. If the Optionee receives securities or cash in connection with a corporate transaction described in Section 9(a), (b) or (c) above as a result of owning such restricted Common Stock, such securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

10. Necessity to Become Holder of Record. Neither the Optionee, the Optionee’s estate, nor the Transferee have any rights as a shareholder with respect to any shares of Common Stock covered by the Options until such Optionee, estate or Transferee, as applicable, shall have become the holder of record of such shares of Common Stock. No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares of Common Stock for which the record date is prior to the date on which such Optionee, estate or Transferee, as applicable, shall become the holder of record thereof.

11. Conditions to Exercise of Options.

(a) In order to enable the Company to comply with the Securities Act and relevant state law, the Company may require the Optionee, the Optionee’s estate or any Transferee, as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Options are being acquired for such Optionee’s, estate’s or Transferee’s, as applicable, own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

(b) The Options are subject to the requirement that, if at any time the Board shall determine, in its sole and absolute discretion, that the listing, registration or qualification of the shares of Common Stock subject to the Options upon any securities exchange, quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of such shares of Common Stock under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

12. Duties of Company. The Company will at all times during the term of the Options:

(a) Reserve and keep available for issue such number of shares of its authorized and unissued shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement;

(b) Pay all original issue taxes with respect to the issue of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith; and

(c) Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

13. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

14. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties hereto are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York County, New York (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

15. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

16. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or by facsimile delivery as follows:

The Optionee:	[●]
[●]
[●]
Facsimile: [●]

The Company:	Bergio International, Inc.
12 Daniel Road East
Fairfield, NJ 07007
Facsimile: (212) 707-8180

with a copy (which shall not constitute notice) to:	Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, NJ 08830
Attn: Joseph M. Lucosky, Esq.
Facsimile: (732) 395-4401

or to such other address as either of them, by notice to the other, may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

17. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled from the non-prevailing party to its reasonable attorneys’ fee, costs and expenses.

18. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance, shall be governed or interpreted according to the laws of the State of New York without regard to choice of law considerations.

19. Oral Evidence. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be made by facsimile signature, which shall be deemed to be an original.

21. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hand the day and year first above written.

BERGIO INTERNATIONAL, INC.

By: _____________________________

Name: Berge Abajian

Title: Chief Executive Officer

OPTIONEE:

By: ______________________________

Name: ____________________________

Title: _____________________________

Address: __________________________

SCHEDULE I

COMPETING ACTIVITIES

EXHIBIT A

FORM OF NOTICE OF OPTION EXERCISE

To: Bergio International, Inc. (the “Company”)

(1) The undersigned hereby elects to purchase __________ shares of Common Stock of the Company (the “Shares”) pursuant to the terms of the Option Agreement by and between the Company and the undersigned dated as of ________ ___, 20__, and tenders herewith payment of the exercise price in full as set forth below.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States in the form of a check made payable by the undersigned to the Company;

[ ] in lawful money of the United States in the form of a wire transfer to the account specified by the Company; or

[ ] in the form of shares of Common Stock pursuant to Section 5(d) of the Plan.

(3) Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

____________________________________

The Shares shall be delivered via overnight courier (with tracking information to be provided to the undersigned) to the following address:

_____________________________

_____________________________

_____________________________

Attn: ________________________

Tel: _________________________

OPTIONEE

__________________________________